Exhibit 10.1

The Eagle Investor

The Bregal Fund I Investors

The Bregal Fund II Investors

The Bregal Fund III Investor

The Principal Executive Investors

The Company

Investment and Shareholders’ Agreement

in respect of

Canopius Group Limited

Contents

1	Interpretation	1

2	Subscriptions for Shares	8

3	Completion and Other Matters	10

4	Warranties	11

5	Action following Completion	13

6	The Board and the Investor Director(s)	14

7	Accounts and Financial and Other Information	16

8	Matters Requiring Consent	17

9	Undertakings by the Company	19

10	Sale or Listing	19

11	Issue of “D” Shares	20

12	Sale of Shares	21

13	Dividend Policy	21

14	Confidentiality	22

15	Compliance and Application to Group Companies	22

16	Announcements	22

17	General	22

18	Disclaimer of Reliance	24

19	Variation	24

20	Entire Agreement	25

21	Notices	26

22	Applicable law and jurisdiction	27

Schedule 1 : The Eagle Investor		28

Schedule 2 : Part 1 : The Bregal Fund I Investors		29

Schedule 2 : Part 2 : The Bregal Fund II Investors		30

Schedule 2 : Part 3 : The Bregal Fund III Investor		31

Schedule 3 : The Principal Executive Investors		32

Schedule 4 : Particulars of the Company		33

Schedule 5 : Deed of Adherence		34

Schedule 6 : Part 1: Matters Requiring Consent of the Bregal Investors		37

Schedule 6 : Part 2: Matters requiring the consent of the Eagle Investor		40

Schedule 6 : Part 3: Matters requiring the consent of the Executive Chairman		41

Investment and Shareholders’ Agreement

Dated	25 April 2012

Between

(1)	The Person whose name and address is set out in Schedule 1 (the “Eagle Investor”);

(2)	The Several Persons whose names and addresses are set out in Schedule 2, Part 1 (the “Bregal Fund I Investors”);

(3)	The Several Persons whose names and addresses are set out in Schedule 2, Part 2 (the “Bregal Fund II Investors”);

(4)	The Person whose name and address is set out in Schedule 2, Part 3 (the “Bregal Fund III Investor”);

(5)	The Persons whose names and addresses are set out in Schedule 3 (the “Principal Executive Investors”); and

(6)	Canopius Group Limited (a company incorporated in Guernsey, registered number 41279) whose registered office is at Ogier House, St Julian’s Avenue, St Peter Port, Guernsey GY1 1WA (the “Company”).

Background

(A)	The Company is a company limited by shares, brief particulars of which are set out in Schedule 4.

(B)	Pursuant to the Resolutions and immediately following Completion, the issued share capital of the Company will be as set out in Schedule 4.

(C)	The Eagle Investor wishes to subscribe for the “A” Ordinary Shares referred to in Clause 2.1.1 and the Bregal Fund III Investor wishes to subscribe for the “B” Ordinary Shares referred to in Clause 2.1.2.

(D)	The parties to this Deed wish to exercise their rights in relation to the Company in accordance with the terms and conditions of this Deed.

1	Interpretation

1.1	In this Deed, the following words and expressions have the meanings set out below:

“A” Ordinary Shares means “A” ordinary shares in the Company having the rights set out in the Articles;

Acquisition means the proposed acquisition by the Company of the entire issued and to be issued share capital of Osprey proposed to be effected by means of the Amalgamation or the Takeover Offer (if the Company under the terms of the Implementation Agreement proceeds by way of a Takeover Offer) and shall, in either case, include, where the context so requires, any subsequent revision, variation, extension or renewal thereof;

Acquisition Announcement means the draft announcement of the Acquisition in the form agreed on behalf of the Bregal Investors and the Eagle Investor;

Amalgamation means the proposed amalgamation of Osprey and AmalgCo on the terms and conditions of the Implementation Agreement and the Amalgamation Agreement and in accordance with the Companies Act 1981 of Bermuda (as amended from time to time);

Amalgamation Agreement means the proposed conditional agreement effecting the amalgamation of AmalgCo and Osprey under the Companies Act 1981 of Bermuda (as amended from time to time) proposed to be entered into by Osprey (1) the Company (2) and AmalgCo (3) in the form set out in the Implementation Agreement;

AmalgCo means a company incorporated in Bermuda which is wholly owned by the Company;

Ancillary Agreements has the meaning given to it in the MTA (but does not include this Deed);

Aon Benfield Securities means Aon Benfield Securities Limited, 8 Devonshire Square, London EC2M 4PL;

Articles means the Articles of Incorporation of the Company in the agreed form to be adopted pursuant to the terms of the Resolutions;

“B” Ordinary Shares means “B” ordinary shares in the Company having the rights set out in the Articles;

the Board means the board of directors of the Company as constituted from time to time (and ‘Director’ shall be construed accordingly);

Bregal Capital means Bregal Capital LLP, a limited liability partnership registered in England and whose registered office is at Michelin House, 81 Fulham Road, London SW3 6RD;

Bregal Investor Director(s) means such person(s) holding office as a director of the Company pursuant to Clause 6.2;

Bregal Investors means the Bregal Fund I Investors, the Bregal Fund II Investors and the Bregal Fund III Investor;

the Bregal Investors’ Shares means the shares in the Company held by or on behalf of the Bregal Investors (including those to be subscribed by or on behalf of the Bregal Fund III Investor pursuant to Clause 2.1.2);

the Bregal Investors’ Solicitors means Kaye Scholer LLP of 140 Aldersgate Street, London EC1A 4HY;

Bregal Ring Fenced Account means the bank account in the name of the Company having the following details:

Bank:	ING Bank N.V., London Branch

Account Name:	ING Bank NV re Canopius Group Ltd Ring Fence No 3

Account Number:	250953003

IBAN number:	GB 05 INGB70134625095303

Sort code:	70-13-46;

the Business means the business carried on by the Group of (i) being a parent undertaking of a Lloyd’s managing agent and corporate members of Lloyd’s underwriting on the syndicates managed by the managing agent (or by any other managing agent) and (ii) owning and managing one or more subsidiaries carrying on the business of insurance intermediaries and providing accounting, secretarial and administrative and insurance run-off services and (iii) owning and managing one or more subsidiaries whose principal business is the underwriting of insurance and/or reinsurance business;

“C” Ordinary Shares means “C” ordinary shares in the Company having the rights set out in the Articles;

Companies Law means The Companies (Guernsey) Law, 2008 (as amended);

Condition means:

(i)	the Amalgamation becoming unconditional in accordance with its terms at a price no higher (unless the Bregal Investors and the Eagle Investor otherwise agree) than 67 pence in respect of each common share in the issued and to be issued share capital of Osprey; or

(ii)	if the Company under the terms of the Implementation Agreement (or otherwise) proceeds to implement the Acquisition by way of a Takeover Offer, the Takeover Offer becoming or being declared unconditional in all respects at a price no higher (unless the Bregal Investors and the Eagle Investor otherwise agree) than 67 pence per common share in the issued and to be issued share capital of Osprey;

Completion means the completion by all parties of their respective obligations under Clause 3.1;

Completion Date means the date for Completion specified in Clause 3.1;

“D” Shares means “D” shares in the Company having the rights set out in the Articles;

Disposal means the disposal of all or substantially all of the assets and/or the undertaking of the Company;

“E” Shares means “E” shares in the Company having the rights set out in the Articles;

Eagle Director means such person holding office as a director of the Company pursuant to Clause 6.3;

the Eagle Investor’s Shares means the shares in the Company to be subscribed by the Eagle Investor pursuant to Clause 2.1.1;

Eagle Ring Fenced Account means the bank account in the name of the Company having the following details

Bank:	ING Bank N.V., London Branch

Account Name:	ING Bank NV re Canopius Group Ltd Ring Fence No 4

Account Number:	250953004

IBAN number:	GB 05 INGB70134625095304

Sort code:	70-13-46;

Executive Chairman means Michael Watson (for so long as he remains executive chairman of the Group);

Executive Chairman Director means such person holding office as a director of the Company pursuant to Clause 6.4;

Exit means the first to occur of a Sale, Disposal or Listing;

FSA means the Financial Services Authority;

the Group means together, the Group Companies;

the Group Companies means the Company and each and any of its Subsidiaries from time to time;

Guernsey Legal Opinion means a legal opinion in terms agreed by the Company and the Eagle Investor issued by Ogier of Ogier House, St Julian’s Avenue, St Peter Port, Guernsey GY1 1WA in respect of the Company;

Implementation Agreement means an agreement proposed to be entered into by the Company (1) and Osprey (2) in relation to the implementation of the Acquisition in the form agreed on behalf of the Bregal Investors and the Eagle Investor;

2003 Investment Agreement means the investment agreement relating to the Company entered into on 8 December 2003 which was made between the original parties thereto and amended pursuant to three supplemental deeds;

2003 Investment Agreement Principal Parties means the parties to this Deed other than the Eagle Investor and the Bregal Fund III Investor;

Institutional Investors means the Bregal Investors and the Eagle Investor and any person to whom they or any of their respective transferees or custodian nominees may transfer any of the Bregal Investors’ Shares or (as the case may be) any of the Eagle Investor’s Shares held by them in accordance with this Deed and the Articles and any other person, firm or company who at any time after the Completion Date is accepted by the parties as being one of the Institutional Investors for the purposes of this Deed and who becomes a party as an “Institutional Investor” by signing a deed of adherence in accordance with Clause 12.2 and is named therein as an “Institutional Investor”;

KBW means Keefe, Bruyette & Woods Limited, 6-8 Underwood Street, London N1 7JQ;

Listing means a successful application being made for admission to listing to the Financial Services Authority for all or any of the ordinary shares of the Company to be admitted to trading to the London Stock Exchange plc or a successful application being made to any other Recognised Investment Exchange which has been approved by the holders of a majority of the Ordinary Shares, for this purpose, for all or any of the ordinary shares of the Company to be admitted to trading on such exchange;

MTA means the master transaction agreement to be entered into on the date of this Deed between, amongst others, the Eagle Investor and the Company, which relates to, amongst other things, various transactions among the parties which may be effected at the Eagle Investor’s election following Completion;

Ordinary Shares means the “A” Ordinary Shares, the “B” Ordinary Shares and the “C” Ordinary Shares;

Osprey means Omega Insurance Holdings Limited;

Permitted Payments means:

(i)	fees (not exceeding £50,000 plus VAT if applicable per annum) paid or payable to Bregal Capital or the Bregal Investors by the Group Companies;

(ii)	all fees and expenses paid or payable by the Company to any director appointed by the Bregal Investors pursuant to Clause 6.8 of this Deed;

(iii)	any and all Unpaid Interest; and

(iv)	any and all financial indebtedness of any Group Company incurred after Completion on arm’s length terms and owed to the Bregal Investors;

Permitted Transfer and Permitted Transferees have the respective meanings given to them in the Articles;

Recognised Investment Exchange means a recognised investment exchange or overseas investment exchange (as such expressions are defined in the Financial Services and Markets Act 2000);

Regulatory Requirements means:

(i)	the “requirements of the Council” of Lloyd’s as defined in Lloyd’s Definitions Byelaw (No.7 of 2005);

(ii)	the provisions of the Financial Services and Markets Act 2000 and all statutory orders and instruments made thereunder from time to time, and all rules made from time to time by the FSA pursuant to Part X, Chapter 1 of that Act; and

(iii)	the laws and regulatory rules and requirements of any other Regulatory Body;

Regulatory Body means any national, governmental or quasi-governmental body, regulatory agency, administrative body, competent authority or other entity exercising legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any regulatory or self-regulatory authority, agency, commission body or organisation (including, for the avoidance of doubt, the SEC);

Related Party Payments means any of the following (other than in connection with or by virtue of the rights attaching to shares in any Group Company and owned by the Bregal Investors), save to the extent that they are Permitted Payments:

(i)	any payments, including, but without limitation, management, monitoring or advisory fees (including any payment of interest) by any Group Company to the Bregal Investors or Bregal Capital;

(ii)	any assets, right or benefits transferred to the Bregal Investors or Bregal Capital by any Group Company otherwise than on arm’s length terms and at full value;

(iii)	any liabilities assumed or incurred or indemnity given in respect thereof for the benefit of the Bregal Investors or Bregal Capital;

(iv)	any amounts, liabilities or obligations owed to any Group Company by the Bregal Investors or Bregal Capital which is waived or forgiven by a Group Company;

(v)	any security interest or other encumbrance created over the assets of any Group Company for the benefit of the Bregal Investors or Bregal Capital; and

(vi)	the agreement by any Group Company to do any of the matters referred to in paragraphs (i) to (v) above;

Resolutions means the written resolutions of the Company to be passed on the date of this Deed (if not passed before that date) in the agreed form;

Sale means the sale, other than by way of a Permitted Transfer pursuant to the Articles (except under article 11.6(f), 11.6(j) or 11.6(k) of the Articles), by the Bregal Investors or any of them (and/or any of their respective Permitted Transferees, save in the case of any transfer permitted pursuant to articles 11.6(f), 11.6(j) and 11.6(k) of the Articles), in one or more transaction(s), whether related or unrelated, after the Completion Date, of in aggregate 75% or more of the “B” Ordinary Shares held by the Bregal Investors at the date of adoption of the Articles (as may be adjusted pursuant to the terms of the Resolutions) and pursuant to Clauses 2 and 3 of this Deed;

SEC means the Securities and Exchange Commission of the United States of America;

the Service Agreements means the service agreements in force on the Completion Date between the Company and/or any other Group Company and, respectively, each of the Principal Executive Investors and those other persons who are on that date employed by a Group Company;

Share Capital Reorganisation means the share capital restructuring to be undertaken in accordance with the terms of the Resolutions;

Shareholders means each of the Eagle Investor, the Bregal Investors, the Principal Executive Investors and the other members of the Company from time to time who become parties to this Deed by executing a deed of adherence pursuant to Clause 11 or Clause 12 (as the case may be);

Stock Exchange means London Stock Exchange plc;

Subsidiary shall have the meaning given to it in section 1159 of the Companies Act 2006 (as amended);

the Subsidiary Board(s) means the board(s) of directors of any of the Group Companies (other than the Company) as constituted from time to time;

Supplemental Deeds means each Deed in the form agreed by each Principal Executive Investor and the Company and initialled by or on behalf of each of them for the purposes of identification only, to be executed and delivered pursuant to Clause 2.6;

Takeover Offer means a takeover offer to acquire the entire issued and to be issued share capital of Osprey other than shares that at the date of the offer are already held by the offeror on terms that are the same in relation to all shares to which the offer relates and otherwise on the terms and conditions, if any, of the Implementation Agreement; and

Unpaid Interest means financial indebtedness of the Company in respect of interest accrued and unpaid on the “A” Loan Notes and “B” Loan Notes (as such terms are defined in the 2003 Investment Agreement) (on 30 June 2012 the amount of such accrued and unpaid interest will be £3,928,281).

1.2	References to any enactment, including any subordinate legislation (as defined under the Interpretation Act 1978) made pursuant to any enactment are to be construed as referring also to any amendment or re-enactment thereof (whether before or after the date hereof) and to any previous enactment which such enactment has replaced (with or without amendment) provided the amendment or re-enactment does not change the law at the date hereof.

1.3	A reference to a document being “in the agreed form” is to a document in terms agreed on behalf of the Principal Executive Investors, the Bregal Investors and the Eagle Investor and initialled on behalf of each of them for the purposes of identification only.

1.4	The ejusdem generis rule of construction shall not apply to this Deed and accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts, matters or things.

1.5	Words and expressions which are defined in the Articles shall have the meanings attributed to them therein when used in this Deed unless otherwise defined or the context otherwise requires.

1.6	Words and expressions which are defined in the Companies Act 2006 (as amended) or the Companies Law shall have the meanings attributed to them therein when used in this Deed unless otherwise defined or the context otherwise requires.

1.7	Section 1122 of the Corporation Tax Act 2010 is to apply to determine whether a person is connected with another for the purposes of this Deed or the Articles.
1.8	References to those of the parties that are individuals include their respective legal personal representatives.

1.9	References to the masculine or feminine genders include the neuter and vice versa.

1.10	References in this Deed to the parties, the Recitals, the Schedules and Clauses are respectively to the parties, the Recitals, the Schedules to and the Clauses of this Deed.

1.11	References to the Bregal Investor Director(s) and the Eagle Director shall include any alternate(s) appointed by each of them respectively to act in his or their place from time to time.

1.12	References to the Executive Chairman Director shall include any alternate appointed to act in his place from time to time.

1.13	References to a “Business Day” are to any day from Monday to Friday (inclusive) other than United Kingdom, New York, Guernsey and Switzerland public bank holidays during normal working hours.

1.14	References to persons shall include bodies corporate, partnerships and unincorporated associations.

1.15	In relation to the Bregal Investors except where otherwise expressly provided in this Deed:

1.15.1	consents, approvals, agreements, actions and rights to be made or given by or that have been granted to all or any of the Bregal Investors may be made or given or exercised by Bregal Capital;

1.15.2	notices, information or documents to be given to the Bregal Investors shall be given to Bregal Capital.

1.16	In relation to the Bregal Investor Director(s) except where otherwise expressly provided in this Deed:

1.16.1	all references in this Deed to the consent, approval, decision, agreement or any other form of assent of the Bregal Investor Director(s) shall mean, at any time when there are two or more Bregal Investor Directors, the consent of one of them; and

1.16.2	a consent given by the alternate of a Bregal Investor Director shall be treated as the consent of that Bregal Investor Director.

1.17	In relation to the Eagle Director except where otherwise expressly provided in this Deed, a consent given by the alternate of the Eagle Director shall be treated as the consent of that Eagle Director.

1.18	References in Clause 8 and Schedule 6 to the “Company” (except in paragraph 2 of Schedule 6 Part 2 and paragraph 2 of Schedule 6 Part 3) and the “Board” shall include references to each of the Group Companies and the directors for the time being of those Group Companies respectively, to the intent and effect that such Clauses shall apply to each such Group Company as if it were the Company.

2	Subscriptions for Shares

Subscription

2.1	On the terms of this Deed:

2.1.1	the Eagle Investor hereby applies for 31,766,961 “A” Ordinary Shares (which will represent 10.7295% of the Ordinary Shares in issue upon Completion) at an aggregate subscription price of £32,400,000 and US$10,000,000 payable in cash on Completion, to be allotted and issued to it in accordance with Clause 3.1.3 and the Articles (the purpose of such subscription being to provide funding for the purposes of the Acquisition including payment of related fees and expenses); and

2.1.2	the Bregal Fund III Investor hereby applies for 34,316,161 “B” Ordinary Shares (which will represent 11.5905% of the Ordinary Shares in issue upon Completion), at an aggregate subscription price of £35,000,000 payable in cash on Completion, to be allotted and issued to it in accordance with Clause 3.1.3 and the Articles (the purpose of such subscription being to provide funding for the purposes of the Acquisition including payment of related fees and expenses).

2.2	The Eagle Investor agrees to accept such shares in the Company for which it has applied on and subject to the terms of the memorandum of incorporation of the Company and the Articles and consents to the entry of its name in the register of members as the holder thereof.

2.3

The Bregal Fund III Investor agrees to accept such shares in the Company for which it has applied on and subject to the terms of the memorandum of incorporation of the Company and the Articles and consents to the entry of its name in the register of members as the holder thereof.

2.4	The Bregal Fund III Investor shall be entitled to direct that the shares applied for by it be issued and registered in the name of any nominee or custodian who shall hold such shares on its behalf as bare nominee and the provisions of Clauses 2.1.2, 2.3 and 3.1.3(a) shall be interpreted accordingly.

2.5	The Company acknowledges and agrees that the Amalgamation Agreement, the Implementation Agreement and the terms and conditions of the Acquisition are required to be in forms reasonably acceptable to the Bregal Investors and the Eagle Investor and that following the agreement of the Bregal Investors and the Eagle Investor to the form of any such document any changes to it (except the deletion of the condition contained in paragraph 1.3(g) of Appendix 1 to the Acquisition Announcement and/or the deletion of the words “on terms reasonably satisfactory to Condor” from paragraph 1.3(d) of Appendix 1 to the Acquisition Announcement, each of which shall require the consent of the Bregal Investors) or waiver of any of the conditions contained in paragraphs 1.3(e), 1.3(f) and 1.3(j)(i) of Appendix 1 to the Acquisition Announcement, shall require the consent (not to be unreasonably withheld or delayed) of the Bregal Investors and the Eagle Investor.

Exchange

2.6	On the date of this Deed:

2.6.1	the Bregal Investors shall deliver or cause to be delivered to the Eagle Investor and the Company a counterpart of this Deed, duly executed on behalf of each of the Bregal Investors;

2.6.2	each Principal Executive Investor shall deliver or cause to be delivered to the Eagle Investor, Bregal Capital and the Company:

(a)	a counterpart of this Deed, duly executed on behalf of each of the Principal Executive Investors;

(b)	a counterpart of his Supplemental Deed, duly executed by him;

2.6.3	the Company shall deliver or cause to be delivered to the Eagle Investor and (except in the case of an executed version of the Guernsey Legal Opinion) Bregal Capital:

(a)	a certified copy of the corporate authority of the Company authorising the execution and performance of this Deed and the MTA;

(b)	a certified copy of the Resolutions, duly passed;

(c)	a counterpart of this Deed, duly executed on behalf of the Company;

(d)	a counterpart of the MTA, duly executed on behalf of each of the Company, Canopius Holdings Bermuda Limited and Canopius Mergerco, Inc.; and

(e)	an executed version of the Guernsey Legal Opinion;

2.6.4	the Eagle Investor will deliver to Bregal Capital and the Company:

(a)	a certified copy of the corporate authority of the Eagle Investor authorising the execution and performance of this Deed and the MTA;

(b)	a counterpart of this Deed, duly executed on behalf of the Eagle Investor; and

(c)	a counterpart of the MTA, duly executed on behalf of the Eagle Investor.

3	Completion and Other Matters

3.1	Completion will occur four Business Days after the Condition has either been satisfied or waived by the Bregal Investors and the Eagle Investor, on which date the following will take place and so far as practicable in the following order of priority:

3.1.1	the Eagle Investor will pay to the Company:

(a)	the sum of £32,400,000 and the sum of US$10,000,000 in satisfaction of the amount due from it pursuant to Clause 2.1.1 for the shares subscribed for by it by telegraphic transfer to the Eagle Ring Fenced Account; and

(b)	the sum of US$14,000,000 in satisfaction of the amount due from it pursuant to section 1.1(a) of the MTA by telegraphic transfer to the Eagle Ring Fenced Account or such other account(s) as the Company shall have specified to the Eagle Investor not less than three Business Days prior to Completion;

3.1.2	the Bregal Fund III Investor will pay to the Company the sum of £35,000,000 in satisfaction of the amount due from it pursuant to Clause 2.1.2 for the shares subscribed for by it by telegraphic transfer to the Bregal Ring Fenced Account; and

3.1.3	resolutions of the Board shall be passed resolving to:

(a)	allot and issue the shares applied for as referred to in Clause 2.1, credited as fully paid, to the Eagle Investor and the Bregal Fund III Investor and enter their respective names in the register of members in respect thereof;

(b)	execute and deliver to the Eagle Investor and the Bregal Fund III Investor share certificates for the shares subscribed pursuant to Clause 2.1;

(c)	accept the appointment of Michael H. Lee or his designee (subject to the terms of Clause 6.3) as a director to the Board (in satisfaction of the Eagle Investor’s right to appoint a representative director in accordance with Clause 6.3); and

(d)	effect all filings and do all things required as a matter of Guernsey law in respect of the allotment and issue of such shares and the appointment of the Eagle Director referred to in Clause 3.1.3(c).

3.2	The Company will, at the request of the Bregal Investors and/or the Eagle Investor, take all steps necessary to enforce its rights under the Amalgamation Agreement and the Implementation Agreement.

3.3

Without prejudice to Clause 2.5 above, pursuant to the 2003 Investment Agreement and the articles of incorporation of the Company and for all purposes thereof, the Bregal Fund I Investors and the Bregal Fund II Investors (being the ‘Englefield Investors’ as defined in the 2003 Investment Agreement and the articles of incorporation of the Company) and Michael Watson in his capacity as Chief Executive (as defined in the 2003 Investment Agreement and the articles of incorporation of the Company) each hereby give all necessary consents and waivers for the purposes of the Acquisition proposed to be effected by means of the Amalgamation or the Takeover Offer and their implementation in accordance with their terms (including, without limitation, consent to the various transactions, documents and funding arrangements relevant thereto, including, without limitation, the entry by the Company into the MTA, the Share Capital Reorganisation, the adoption of the Articles and the share subscriptions set out in Clause 2) and agrees and acknowledges that none of the provisions of the 2003 Investment Agreement shall apply to prevent or inhibit the Takeover Offer, the Acquisition or the Amalgamation and their implementation in accordance with their terms.

3.4	The 2003 Investment Agreement Principal Parties confirm that all necessary consents pursuant to the 2003 Investment Agreement for the purposes of the Takeover Offer, the Acquisition and the Amalgamation and their implementation in accordance with their terms have been given and agree and acknowledge that none of the provisions of the 2003 Investment Agreement shall apply to prevent or inhibit the Takeover Offer, the Acquisition or the Amalgamation and their implementation in accordance with their terms (including, without limitation, consent to the various transactions, documents and funding arrangements relevant thereto, including, without limitation, the entry by the Company into the MTA, the Share Capital Reorganisation, the adoption of the Articles and the share subscriptions set out in Clause 2). The confirmations, agreements and acknowledgments in this Clause 3.4 are given by the 2003 Investment Agreement Principal Parties for the benefit of the other parties to this Deed and each of KBW and Aon Benfield Securities in their capacity as joint financial advisers to the Company and AmalgCo in connection with the Acquisition.

3.5	On the Completion Date the 2003 Investment Agreement shall, as between the 2003 Investment Agreement Principal Parties, be of no further force or effect.

3.6	Clauses 6, 7, 8, 9, 10, 11, 12, 13, 17.1, 17.2, 17.6, 17.7, 17.9, 17.13 and 17.14 of this Deed shall only have effect from the Completion Date.

3.7	If the Condition is not satisfied by 5:00 p.m. on 31 October 2012 this Deed shall terminate with immediate effect thereafter and each party’s further rights and obligations shall cease immediately on termination.

3.8	Termination of this Deed shall not affect a party’s accrued rights and obligations at the date of termination.

4	Warranties

Company

4.1	The Company hereby warrants, represents and undertakes to each of the Bregal Fund III Investor and the Eagle Investor in the following terms (the “Company Warranties”), subject to the limitations, exceptions and exclusions expressly provided for under this Deed:

4.1.1	the factual information contained in Schedule 4 is complete and accurate;

4.1.2	the Company is duly incorporated and validly existing under its laws of incorporation and all of its shares have been duly authorised and are validly issued;

4.1.3	the share capital of the Company stated in Schedule 4 to be the issued share capital of the Company on the Completion Date (and following the Share Capital Reorganisation) will on that date comprise the entire issued share capital of the Company (subject to the operation of resolution 3 of the Resolutions);

4.1.4	the Share Capital Reorganisation will be carried out and completed in compliance with all applicable laws, the terms of the 2003 Investment Agreement and the articles of incorporation of the Company in force immediately prior to the adoption of the Articles;

4.1.5	the Company has not received any notice of complaint or dispute from any Shareholder arising from or in connection with the Share Capital Reorganisation or in respect of any matter contemplated under the terms of this Deed;

4.1.6	the Company has no outstanding loan capital except for long term debt issuances of US$60m in aggregate and Euros 12m and except for Unpaid Interest;

4.1.7	save as expressly anticipated by this Deed, the Company has not granted any option or issued any warrant or other right to subscribe for any share or loan capital or securities convertible into shares, or agreed conditionally or unconditionally to grant any such option or issue any such warrant or other right, and has not (save as aforesaid) entered into any agreement which requires or may require or confers any right to require the issue by it of any shares or loan capital or securities convertible into shares or options or warrants or other rights to subscribe for any shares or loan capital or securities convertible into shares;

4.1.8	no consent, approval, authorisation or order of any court or government or local agency or body or any other person is required by the Company for the execution or implementation of this Deed and compliance by the Company with the terms of this Deed does not and will not conflict with, result in the breach of or constitute a default under any obligation by which the Company may be bound or any provision of the memorandum of incorporation of the Company or its articles of incorporation; and

4.1.9	the Company has full power and authority and by or on the Completion Date will have taken all action necessary to:

(a)	validly allot and issue, fully paid (subject to compliance by the Eagle Investor and the Bregal Fund III Investor with their respective obligations under Clauses 3.1.1(a) and 3.1.2), free from encumbrances, the “A” Ordinary Shares and the “B” Ordinary Shares to the Eagle Investor and the Bregal Fund III Investor (respectively) in accordance with Clause 3; and

(b)	execute and deliver and to exercise its rights and perform its obligations under this Deed which shall constitute valid and binding obligations on it in accordance with its terms.

4.2	Each of the Company Warranties shall be deemed repeated by the Company on Completion.

4.3	The Eagle Investor shall not be entitled to recover more than once in respect of any matter giving rise to a claim for breach of any of the Company Warranties and any of the representations and warranties given by the Company in article II of the MTA, provided that nothing in this Deed shall prevent the Eagle Investor from pursuing under the MTA in its discretion any claim which may lie for breach of any of the representations and warranties given by the Company in article II of the MTA.

Investor Warranties

4.4	Each of the Bregal Investors and the Eagle Investor hereby warrants, represents and undertakes to each other and the Company in the following terms (the “Investor Warranties”):

4.4.1	it has full power and authority to execute and deliver and to exercise its rights and perform its obligations under this Deed which shall constitute valid and binding obligations on it in accordance with its terms;

4.4.2	it has taken all corporate and other action necessary to enable it to enter into and perform this Deed and has obtained all approvals and consents required by it for the performance by it of the transactions contemplated by this Deed; and

4.4.3	no consent, approval, authorisation or order of any court or government or local agency or body or any other person is required by it for the execution or implementation of this Deed (except as necessary for the satisfaction of the conditions contained in paragraphs 1.3(e) and 1.3(f) of Appendix 1 to the Acquisition Announcement) and compliance by it with the terms of this Deed does not and will not conflict with, result in the breach of or constitute a default under any obligation by which it may be bound.

4.5	Each of the Investor Warranties shall be deemed repeated by the Bregal Investors and the Eagle Investor on Completion.

General

4.6	The Company hereby acknowledges that each of the Bregal Fund III Investor and the Eagle Investor has been induced to enter into this Deed and to apply for the shares which are the subject of their respective applications referred to in Clause 2 in reliance upon the Company Warranties.

4.7	The Company confirms and agrees that each of the Company Warranties is a separate and independent warranty, representation and undertaking and that none of the Company Warranties shall be limited by reference to any other Company Warranty.

4.8	The total amount of the Company’s liability to the Eagle Investor in respect of any breach of the Company Warranties shall be limited to the lower of:

4.8.1	the amount subscribed by the Eagle Investor for shares in the capital of the Company as referred to in Clause 3.1.1(a); and

4.8.2	that amount less the amount of the Company’s liability (if any) to the Eagle Investor in respect of any breach of the representations and warranties given by the Company in article II of the MTA in relation to the same subject matter as the Company Warranties (or any of them).

4.9	The total amount of the Company’s liability to the Bregal Fund III Investor in respect of any breach of the Company Warranties shall be limited to the amount subscribed by the Bregal Fund III Investor for shares in the capital of the Company as referred to in Clause 3.1.2.

4.10	The rights and remedies of the Bregal Fund III Investor and the Eagle Investor in respect of any breach of any of the Company Warranties shall not be affected by completion of the matters specified in Clause 3.1.

5	Action following Completion

5.1	Each of the Principal Executive Investors hereby covenants with and undertakes to the Bregal Investors and the Eagle Investor that he will forthwith notify the Bregal Investors and the Eagle Investor in writing of any fact, matter or circumstance which may arise or become known to him after the Completion Date which constitutes (or would with the passage of time constitute) (i) a breach of any of Clauses 4, 6, 7, 8, 9, 10, 12, 13 and 15 of this Deed; or (ii) a breach of any of articles 11, 12, 14, 15 and 46 of the Articles.

5.2	The Company shall, within 14 days of the directors of the Company making the determinations referred to in resolution 3 of the Resolutions, provide to the Bregal Investors and the Eagle Investor a suitably updated version of Schedule 4 (which shall also show the numbers of “B” Ordinary Shares then held by each of the Bregal Investors).

6	The Board and the Investor Director(s)

6.1	Board meetings will be held at least four times in each calendar year at such address outside of the United Kingdom as the Directors may determine. Unless a Bregal Investor Director and the Eagle Director otherwise agree no business shall be transacted at any meeting of the Board (or committee of the Board) save for that specified in the agenda referred to in Clause 6.7.1.

6.2	The Bregal Investors shall:

6.2.1	for so long as they and/or any of their respective Permitted Transferees (save in the case of any transfer permitted pursuant to articles 11.6(f), 11.6(j) and 11.6(k) of the Articles) hold not less than 5% of the Ordinary Shares have the right:

(a)	to appoint and maintain in office two persons as the Bregal Investors may from time to time nominate (at the sole discretion of the Bregal Investors but following consultation in good faith with the Executive Chairman as to the identity of such persons) as directors of the Company and, subject to obtaining any necessary regulatory approval, of the other Group Companies (and each as a member of each and any committee of the Board or, as the case may be, Subsidiary Board(s)) and to remove any director so appointed and, upon his removal whether by the Bregal Investors or otherwise, to appoint (following consultation as aforesaid and subject to obtaining any necessary regulatory approval) another director in such director’s place; and

(b)	to appoint a representative (at the sole discretion of the Bregal Investors but following consultation in good faith with the Executive Chairman as to the identity of such representative) to attend as an observer at each and any meeting of the Board and Subsidiary Board(s) and of each and any committee of the Board or Subsidiary Board(s); and

6.2.2	for so long as they and/or any of their respective Permitted Transferees (save in the case of any transfer permitted pursuant to articles 11.6(f), 11.6(j) and 11.6(k) of the Articles) hold a majority of the Ordinary Shares have the right to appoint and maintain in office such number of persons as the Bregal Investors may from time to time nominate (at the sole discretion of the Bregal Investors but following consultation in good faith with the Executive Chairman as to the identity of such persons) as directors of the Company and, subject to obtaining any necessary regulatory approval, of the other Group Companies so as to constitute the majority of the Board or, as the case may be, subject to obtaining any necessary regulatory approval, the Subsidiary Board(s) (and each as a member of each and any committee of the Board or, as the case may be, Subsidiary Board(s)) and to remove any director so appointed and, upon his removal whether by the Bregal Investors or otherwise, to appoint (following consultation as aforesaid and subject to obtaining any necessary regulatory approval) another director in such director’s place, but so that the rights in this Clause 6.2 shall not be in addition to the Bregal Investors’ rights set out in article 4.3(d) of the Articles.

6.3	The Eagle Investor shall for so long as it and/or its Permitted Transferees (save in the case of any transfer permitted pursuant to articles 11.6(n) and 11.6(o) of the Articles) holds not less than 5% of the Ordinary Shares have the right:

6.3.1	to appoint and maintain in office one person as the Eagle Investor may from time to time nominate (at the sole discretion of the Eagle Investor but following consultation in good faith with the Executive Chairman as to the identity of such person and provided that such person is not resident in the United Kingdom) as a director of the Company and, subject to obtaining any necessary regulatory approval, of the other Group Companies (and as a member of each and any committee of the Board or, as the case may be, Subsidiary Board(s)) and to remove any director so appointed and, upon his removal whether by the Eagle Investor or otherwise, to appoint (following consultation as aforesaid and subject to obtaining any necessary regulatory approval) another director in such director’s place; and

6.3.2	to appoint a representative (at the sole discretion of the Eagle Investor but following consultation in good faith with the Executive Chairman as to the identity of such person and provided that such person is not resident in the United Kingdom) to attend as an observer at each and any meeting of the Board and Subsidiary Board(s) and of each and any committee of the Board or Subsidiary Board(s), but so that the rights in this Clause 6.3 shall not be in addition to the Eagle Investor’s rights set out in article 4.3(e) of the Articles.

6.4	The Executive Chairman shall for so long as he holds “C” Ordinary Shares have the right to appoint and maintain in office one person in addition to himself as he may from time to time nominate (at the sole discretion of the Executive Chairman but following consultation in good faith with the Bregal Investors as to the identity of such person) as a director of the Company and, subject to obtaining any necessary regulatory approval, of the other Group Companies (and as a member of each and any committee of the Board or, as the case may be, Subsidiary Board(s)) and to remove any director so appointed and, upon his removal whether by the Executive Chairman or otherwise, to appoint (following consultation as aforesaid and subject to obtaining any necessary regulatory approval) another director in such director’s place, but so that this right shall not be in addition to the Executive Chairman’s rights set out in article 4.3(f) of the Articles.

6.5	If the relevant Executive Chairman ceases to hold any “C” Ordinary Shares and/or ceases to be executive chairman of the Group then unless the Bregal Investors give their written consent to the contrary, such Executive Chairman and any other person whom the Executive Chairman has appointed pursuant to Clause 6.4 and/or article 4.3(f) of the Articles, shall immediately be deemed to have resigned as a Director of the Company and as a director of any Subsidiary of the Company and such Executive Chairman and his appointee pursuant to Clause 6.4 and/or article 4.3(f) of the Articles shall execute all documentation required to effect such removal.

6.6

Save as set out in Clause 6.5 above and article 31 of the Articles, the appointment and removal of a Bregal Investor Director, a Eagle Director or an Executive Chairman Director shall be by written notice to the Company which shall take effect on delivery at its registered office or at any meeting of the Board or committee thereof. Upon such notice being given as aforesaid the Company shall, if requested by the Bregal Investors, the Eagle Investor or the Executive Chairman (as the case may be), procure that the Bregal Investor Director, the Eagle Director or the Executive Chairman Director (as the case may be) be appointed (subject to obtaining any necessary regulatory approval) or, as the case may be, removed as a director of any other Group Company.

6.7	The Company shall send to each Director:

6.7.1	at least 10 days’ advance notice of each meeting of the Board and each committee of the Board (unless in any particular case such requirement is waived by a majority of the Directors then in office including the Eagle Director and a Bregal Director), such notice to be accompanied by a written agenda specifying the business to be transacted at such meeting and, at least 5 days prior to the meeting, all papers to be circulated or presented to the same (each Director shall have the right to add, by written notice to each other Director at least 3 days prior to the meeting, further items to the agenda); and

6.7.2	as soon as practicable after each meeting of the Board (or committee of the Board) a copy of the minutes thereof.

6.8	The Company will reimburse each Director and any observer appointed pursuant to Clause 6.2, 6.3 or 6.4, with the reasonable costs and out of pocket expenses (including but not limited to travel expenses) incurred by the Director or such observer in respect of attending meetings of the Company or any other Group Company or carrying out authorised business on behalf of the Group.

6.9	Notwithstanding any provisions of the Articles to the contrary, the Bregal Investors shall be entitled to appoint any person (following consultation in good faith with the Executive Chairman as to the identity of such person) to be the alternate director of a Bregal Investor Director and the Eagle Investor shall be entitled to appoint any person (following consultation in good faith with the Executive Chairman as to the identity of such person and provided that such person is not resident in the United Kingdom) to be the alternate director of the Eagle Director.

6.10	The minimum number of Directors at any one time shall be 6. If, at any time, the number of Directors falls below 6 the Bregal Investors, the Company and the Principal Executive Directors shall immediately procure the appointment of such number of additional directors to the Board as shall satisfy the minimum director requirement.

7	Accounts and Financial and Other Information

7.1	The Company shall for each quarterly period ending 31 March, 30 June, 30 September and 31 December prepare quarterly accounts with comparisons to budgets and containing trading and profit and loss accounts, balance sheets, cash flow statements and cash flow forecasts and shall deliver them to the Bregal Investors and the Eagle Investor within 70 days after the end of the period to which they relate. The Bregal Investors and the Eagle Investor shall each be entitled to require the Company to produce and disclose to the Bregal Investors and/or the Eagle Investor (as the case may be) such financial information on a more frequent basis but not more than monthly. The Board shall ensure that quarterly accounts are considered at its next following meeting.

7.2	The Company shall, if requested by the Bregal Investors or the Eagle Investor, instruct an independent firm of actuaries to prepare for each (or any) quarter a report on the Company’s reserve position (provided that the Eagle Investor may only request such a report no more than once every twelve months).

7.3	The audited accounts of the Company and each other Group Company and the audited consolidated accounts of the Group in respect of each accounting period together with the relative audit and management letters, shall be completed and approved by the Board and delivered to the Bregal Investors and the Eagle Investor within 90 days after the end of the accounting period to which such audited accounts relate.

7.4	The Company shall deliver to the Eagle Investor and the Bregal Investors the proposed annual operating plan and budget in respect of the financial year about to commence, not later than 45 days prior to the commencement of each financial year.

7.5	The Bregal Investors, a Bregal Investor Director, the Eagle Investor, a Eagle Director and a firm of accountants and/or a firm of actuaries nominated by the Bregal Investors or the Eagle Investor at the Company’s expense will be entitled to examine the books and accounts of the Group upon reasonable notice and, whether or not there are any Bregal Investor Directors or there is a Eagle Director, the Company shall supply the Bregal Investors and the Eagle Investor with all information relating to the business affairs and financial position of the Company as the Bregal Investors and the Eagle Investor may from time to time reasonably require and upon reasonable notice having been given (including in the case of the Eagle Investor all such information as the Eagle Investor may require to meet its quarterly and other reporting requirements with the SEC, any other Regulatory Body and any Recognised Investment Exchange, which for quarterly SEC filings will require information in advance of the 35 day filing deadline after each quarter). The Bregal Investor Directors and any observer appointed pursuant to Clause 6.2.1(b) and the Eagle Director or (as the case may be) any observer appointed pursuant to Clause 6.3.2 shall each be at liberty from time to time to make full disclosure to the Bregal Investors or (as the case may be) the Eagle Investor of any information relating to each Group Company.

7.6	The Bregal Investors shall, having first consulted in good faith with the Executive Chairman, be at liberty from time to time (for the purposes only of reporting the performance of their relevant fund) to make such disclosure to their partners, trustees, shareholders, unitholders or any other participants, as may be required by such persons for such purposes, in relation to the performance and financial position of the Group or any Group Company as they may in their reasonable discretion think fit, provided that the Bregal Investors shall not disclose any information that could materially affect or prejudice the interests, value or prospects of the Company in particular in relation to any potential Exit (but excluding any such information which they are required to disclose by law or by the rules or regulations of any Regulatory Body or Recognised Investment Exchange to which they may be subject).

7.7	If any information is not provided to the Bregal Investors or the Eagle Investor in accordance with any of the provisions (including the time for delivery) of Clauses 7.1 to 7.6, the Bregal Investors or the Eagle Investor, as the case may be, may (after having given the Company not less than 21 days to comply with such provisions) on behalf of the Company appoint a firm of accountants to prepare the relevant information and the Company agrees to provide all information reasonably required by such accountants for such purpose. The fees of the accountants shall be borne by the Company.

8	Matters Requiring Consent

8.1	Subject to Clause 8.5, each of the Shareholders shall exercise all voting rights and powers of control available to him in relation to the Company to procure that:

8.1.1	save with the prior written consent of the Bregal Investors, the Company shall not effect or propose any of the matters referred to in Part 1 of Schedule 6;

8.1.2	save with the prior written consent of the Eagle Investor, the Company shall not effect or propose any of the matters referred to in Part 2 of Schedule 6; and

8.1.3	save with the prior written consent of the Executive Chairman, the Company shall not effect or propose any of the matters referred to in Part 3 of Schedule 6 provided always that the consent of the Executive Chairman shall cease to be required pursuant to this Clause 8.1.3 in relation to the matters referred to in paragraphs 5 and 6 of Part 3 of Schedule 6 if there is or continues to be a material breach by any member of the Group or the Executive Chairman of the terms of this Deed, the Executive Chairman’s Supplemental Deed or the Articles.

8.2	As a separate obligation severable from the obligations in Clause 8.1, subject to Clause 8.5, the Company agrees that:

8.2.1	save with the prior written consent of the Bregal Investors, it shall not, so far as it is able, effect or propose any of the matters referred to in Part 1 of Schedule 6;

8.2.2	save with the prior written consent of the Eagle Investor, it shall not, so far as it is able, effect or propose any of the matters referred to in Part 2 of Schedule 6; and

8.2.3	save with the prior written consent of the Executive Chairman, it shall not, so far as it is able, effect or propose any of the matters referred to in Part 3 of Schedule 6 provided always that the consent of the Executive Chairman shall cease to be required pursuant to this Clause 8.2.3 in relation to the matters referred to in paragraphs 5 and 6 of Part 3 of Schedule 6 if there is or continues to be a material breach by any member of the Group or the Executive Chairman of the terms of this Deed, the Executive Chairman’s Supplemental Deed or the Articles.

8.3	Any of the Bregal Investor Directors shall be authorised to communicate the consent of the Bregal Investors to any of the matters referred to in Part 1 of Schedule 6.

8.4	The Eagle Director shall be authorised to communicate the consent of the Eagle Investor to any of the matters referred to in Part 2 of Schedule 6.

8.5	Matters provided for in Clauses 2, 3 and 10.4 of this Deed, in the MTA or in the documents required for the purposes of the Acquisition, as matters to be effected by the Company shall not require consent under Clause 8.1 or Clause 8.2 (as the case may be).

8.6	Notwithstanding Clauses 8.1 and 8.2, each of the Bregal Investors and the Principal Executive Investors undertakes to the Eagle Investor that it or he shall not exercise any of its or his rights under this Deed or the Articles to prevent the Company from entering into or performing its obligations under the MTA and, as and when executed, any Ancillary Agreement.

9	Undertakings by the Company

9.1	The Company undertakes to the Bregal Investors and the Eagle Investor:

9.1.1	to maintain insurances (including directors’ and officers’ liability insurance) reasonably satisfactory to the Bregal Investors and the Eagle Investor and, on request, to supply the Bregal Investors and the Eagle Investor with a schedule of such insurances; and

9.1.2	upon written request from the Bregal Investors or the Eagle Investor, insofar as it is able, to take such steps as are reasonable in the opinion of the Bregal Investors or the Eagle Investor (as the case may be) to enforce its rights under the Articles and to procure any other Group Company that is party to the Service Agreements to take such steps as are reasonable in the opinion of the Bregal Investors or the Eagle Investor (as the case may be) to enforce its rights under the Service Agreements.

9.2	Without prejudice to the provisions of Clause 8.1.1 or 8.2.1, if there is or continues to be a material breach by a Principal Executive Investor or any member of the Group of the terms of any of this Deed, a Supplemental Deed or the Articles which has not been remedied prior to the Principal Executive Investors being deemed to vote at any general meeting of the Company or to grant any consent in accordance with this Clause 9.2, then all Principal Executive Investors shall be deemed to vote at any general meeting of the Company or class meeting in respect of any resolution to be passed by the Company in the same manner as the Bregal Investors and shall be deemed to grant any consent in respect of any matters to be consented to in respect of any such meetings or resolutions where the Bregal Investors have so consented and shall not otherwise be entitled to vote at any such meeting or in respect of any such resolution provided that the Bregal Investors shall not at any time propose or vote in favour of any resolution which if passed would result in a variation of the class rights attached to the “C” Ordinary Shares or the “D” Shares or the “E” Shares.

10	Sale or Listing

10.1	Without prejudice to Clause 8 and Parts 1 and 2 of Schedule 6, except in respect of any matter where any party could have a conflict of interest, each of the Principal Executive Investors agrees to keep the Bregal Investors informed of any negotiations or proposals for the sale of any of the shares in the Company of which he is or becomes aware.

10.2	Each of the Company and the Principal Executive Investors, subject to compliance with their fiduciary duties as directors, hereby agrees and undertakes with the Bregal Investors to take such action as the Bregal Investors may reasonably request to assist in achieving a Sale or a Listing including without prejudice to the generality of the foregoing:

10.2.1	making presentations and preparing any information memoranda or prospectus with a view to effecting such Sale or Listing;

10.2.2	providing customary warranties which are reasonable as to scope, extent and liability to potential acquirers or underwriters on a Sale or Listing; and

10.2.3	for the purposes of a Listing, taking all actions and providing such undertakings as are necessary or which are determined by the Bregal Investors, acting reasonably, or by the sponsor to the Listing to be desirable to implement the Listing including, without limitation, effecting any and all necessary issues, conversions and redesignations of the share capital of the Company in connection therewith.

10.3	The Eagle Investor hereby agrees and undertakes with the Bregal Investors on an Exit to take the following actions (if requested by the Bregal Investors acting reasonably):

10.3.1	provide customary title and capacity warranties to potential acquirers on a Sale or a Listing; and

10.3.2	for the purposes of a Listing, provide such undertakings as are necessary as determined by the sponsor to the Listing (acting reasonably) to implement the Listing provided that in providing such undertakings the Eagle Investor shall participate in the Listing on terms no less favourable than those applicable to the Bregal Investors.

10.4	The Company acknowledges that the Unpaid Interest remains outstanding on the following terms:

10.4.1	the Unpaid Interest shall itself bear interest at the rate of 8% per annum, which shall accrue on a daily basis and be compounded annually on a calendar year basis; and

10.4.2	the Unpaid Interest together with all interest thereon as referred to in Clause 10.4.1 above shall become due and payable upon an Exit or upon a winding-up of the Company and the parties, other than the Bregal Investors and the Company, shall take all reasonable steps within their power as a director and/or shareholder of the Company to procure (so far as it lies within their respective powers so to do and provided that the Eagle Investor shall have no obligations beyond exercising its rights to vote in favour of any necessary resolutions in general meetings) the passing of all resolutions at Board meetings and at shareholders’ meetings of the Company and the taking of all steps necessary to ensure that, upon or immediately prior to an Exit or a winding-up of the Company, the Unpaid Interest shall be paid to the Bregal Fund I Investors and Bregal Fund II Investors (and/or to such other persons as they may direct as being entitled thereto).

11	Issue of “D” Shares

The Bregal Investors, the Eagle Investor and the Company hereby agree that the “D” Shares referred to in article 4.2(d) of the Articles and “E” Shares referred to in article 4.2(e) of the Articles required to satisfy the requirements of the Articles (set out in article 5.5) with respect to ‘stapling’ of “E” Shares to “D” Shares shall be available for issue from time to time to such employees of the Group Companies and at such price as the Executive Chairman may select (subject to (i) the prior approval of Bregal Capital (ii) if so agreed by Bregal Capital and the Executive Chairman, such employee if he is not already a Shareholder entering into a deed of adherence in all material respects in the form set out in Schedule 5 to this Deed or such other form (provided that no difference between such other form and the form set out in Schedule 5 shall adversely affect the rights of the Eagle Investor under this Deed or the Articles) as the Executive Chairman and Bregal Capital may agree (iii) at the discretion of the Executive Chairman in respect of each “D” Share to be issued, such employee agreeing to subscribe for “E” Shares in the ratio of twenty four “E” Shares for one “D” Share (or such other ratio as the Executive Chairman and Bregal Capital may agree) and (iv) unless determined by the Executive Chairman to be inappropriate, such employee and the Company completing an election under Section 431 of Income Tax (Earnings and Pensions) Act 2003).

12	Sale of Shares

12.1	Each party undertakes to each other party that it or he shall not, and shall not agree to, transfer, mortgage, charge or otherwise dispose of the whole or any part of his interest in, or grant any option or other rights over, any shares in the capital of the Company to any person except:

12.1.1	in the case of “A” Ordinary Shares, “C” Ordinary Shares, “D” Shares or “E” Shares, with the prior written consent of Bregal Capital;

12.1.2	where required so to do pursuant to the Articles or this Deed;

12.1.3	pursuant to a Permitted Transfer in accordance with the Articles; or

12.1.4	pursuant to the provisions of articles 14.6 - 14.11 of the Articles.

12.2	Without prejudice to Clause 12.1 and subject to Clauses 11 and 12.3, no party shall effect any disposal or transfer of shares in the capital of the Company or any interest therein nor shall the Company issue any shares or equity securities, to any person who is not a party to this Deed without first obtaining from the transferee or subscriber a deed of adherence in all material respects in the form set out in Schedule 5 to this Deed or such other form (provided that no difference between such other form and the form set out in Schedule 5 shall adversely affect the rights of the Eagle Investor under this Deed or the Articles) as the Executive Chairman and Bregal Capital may agree. Such undertaking shall be executed as a deed in favour of the Company, each of the Institutional Investors and the other Shareholders and shall be delivered to the Company at its registered office and to the Institutional Investors. No share transfer or issue of shares shall be registered unless such undertaking has been delivered.

12.3	No deed of adherence need be executed where the Executive Chairman and Bregal Capital so agree.

12.4	The Board shall upon Bregal Capital so requesting in writing issue a Transfer Notice when permitted to do so pursuant to the provisions of the Articles.

12.5	Without prejudice to Clause 12.1, the Eagle Investor undertakes that it shall (and shall procure that each Member of the same Group (as such term is defined in the Articles) as the Eagle Investor shall) not take, and shall not agree to or permit, any action or step which would or might result (directly or indirectly) in the circumvention of (including, without limitation, pursuant to a sale or other change of control (as control is defined in section 1124(1) to (3) of the Corporation Tax Act 2010) of any parent undertaking of the Eagle Investor), the restrictions in the Articles and this Deed insofar as they relate to a transfer or other disposal of the whole or any part of an interest in any shares in the capital of the Company PROVIDED that this Clause 12.5 shall not apply in respect of the Third Party Sale and the Merger, each as referred to and defined in the MTA.

13	Dividend Policy

13.1	Dividends will be decided by the Board. In principle, the Company will look to re-invest retained earnings provided that it is reasonably anticipated that it will achieve its hurdle rate of return on equity in the short to medium term.

14	Confidentiality

Subject to Clauses 7.5 and 7.6 each of the parties agrees to keep secret and confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of (except for the purposes of the Company’s business) any confidential information relating to any Group Company including but not limited to intellectual property (whether owned or licensed by such Group Company), lists of customers, reports, notes, memoranda and all other documentary records pertaining to any Group Company or its business affairs, finances, suppliers, customers or contractual or other arrangements (“Confidential Information”) but excluding any information which is in the public domain (otherwise than through the wrongful disclosure by any party) or which they are required to disclose by law or by the rules or regulations of any Regulatory Body or Recognised Investment Exchange to which such party is subject.

15	Compliance and Application to Group Companies

15.1	The parties, other than the Company, shall take all reasonable steps within their power as a director and/or shareholder of the Company to procure:

15.1.1	(so far as it lies within their respective powers so to do and provided that the Bregal Investors and the Eagle Investor shall have no obligations beyond exercising their rights to vote in favour of any necessary resolutions in general meetings) the passing of all resolutions at Board meetings and at shareholders’ meetings of the Company and each other relevant Group Company and the taking of all steps, in each case, necessary to ensure performance of and compliance with the terms of this Deed and the MTA and each Ancillary Agreement (as and when executed), the Articles and the Service Agreements (including the agreements made pursuant thereto);

15.1.2	forthwith upon receiving notice so to do from the Bregal Investors, the convening and holding at short notice of an extraordinary general meeting of the Company and each other relevant Group Company at such place and time as the Bregal Investors shall reasonably determine at which any resolution required by the Bregal Investors shall be proposed; and

15.1.3	forthwith upon receiving notice from the Bregal Investors procure that any Subsidiary adopts articles of association in such form as the Bregal Investors shall require (provided that such articles shall not conflict with any applicable Regulatory Requirements).

16	Announcements

No announcement concerning the terms of this Deed, the MTA, the Ancillary Agreements or the Bregal Investors’ or the Eagle Investor’s investments in the Company shall be made or caused to be made before or after the Completion Date by any party other than as required by law or by any Recognised Investment Exchange or Regulatory Body (in which case the parties shall consult with each other on the form of the announcement) without the prior written approval of Bregal Capital, the Eagle Investor and the Executive Chairman.

17	General

17.1

Any rights conferred upon any Institutional Investor by this Deed shall be without prejudice to the rights conferred on an Institutional Investor under the general law by virtue of its/his shareholding in the Company. Except for the obligations on a Principal Executive Investor under Clause 14 which shall survive any transfer by him of all or any shares in the Company and shall survive him ceasing to be a director or employee of or consultant to a Group Company, if a Principal Executive Investor ceases to hold shares in the Company and ceases to be a director or employee of or consultant to a Group Company then he shall have no further obligation or liability hereunder but without prejudice to the due performance by him of all obligations up to the date of such cessation.

17.2	A party shall cease to be a party to the agreement in this Deed for the purpose of receiving benefits and enforcing his rights with effect from the date he ceases to hold or beneficially own any shares in the capital of the Company (but without prejudice to any benefits and rights enjoyed prior to such cessation).

17.3	The waiver, express or implied, by any party of any right under this Deed or any failure to perform or any breach by another party shall not constitute or be deemed a waiver of any other right under this Deed.

17.4	Nothing in this Deed shall constitute or be deemed to constitute a partnership between the parties or any of them.

17.5	The respective obligations of the Bregal Investors and the Eagle Investor hereunder shall be several only.

17.6	Any of the rights, powers, discretions and consents of the Bregal Investors under this Deed may be exercised either by their respective general partners or by the management company or companies (as the case may be) authorised from time to time to act on their behalf or by some other person or persons nominated by the Bregal Investors for the time being and such manager or such person or persons may enforce such rights directly as if it were a party to this Deed.

17.7	Any of the rights, powers, discretions and consents of the Eagle Investor under this Deed may be exercised by such person or persons as may be authorised and nominated by the Eagle Investor for the time being and such person or persons may enforce such rights directly as if it were a party to this Deed.

17.8	The headings to Clauses of this Deed are for ease of reference only and do not form part of this Deed and shall not in any way affect its construction.

17.9	Subject to any applicable law in the event of any ambiguity or conflict between this Deed and the memorandum of incorporation of the Company or the Articles, the terms of this Deed shall prevail as between the Shareholders and in such event the Shareholders shall procure such modification to the memorandum of incorporation or the Articles as shall be necessary.

17.10	This Deed may be executed in several counterparts (whether original or facsimile counterparts) and upon due execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.

17.11	Each Principal Executive Investor by way of security and in accordance with section 4 of the Powers of Attorney Act 1971 hereby irrevocably appoints any member of the Board for the time being as his attorney on his behalf to execute and perfect all deeds and documents and do all such other acts and things as may in the opinion of the attorney be necessary for the purpose of and in connection with the implementation of the agreement in this Deed.

17.12	If at any time any provision of this Deed is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Deed shall not be affected or impaired thereby.

17.13	The Bregal Investors, the Eagle Investor, the Company and each of the Principal Executive Investors agree that whatever rights each or any of the Bregal Investors may have or acquire under this Deed may be exercised by Bregal Capital as manager of each of the Bregal Investors or, if it is removed as manager of any of the Bregal Investors, the successor or replacement manager of those partnerships.

17.14	Without prejudice to recovery under the Company Warranties in this Deed, in the event of a breach in any material respect of the covenants in this Deed by the Company which would entitle the Eagle Investor to claim under Section 4.9 (Return of Investment Premium) of the MTA, the sole remedy of the Eagle Investor in connection therewith shall be the Eagle Investor’s reimbursement rights under Section 4.9 (Return of Investment Premium) of the MTA and the Eagle Investor shall have no remedy under this Deed in connection therewith.

18	Disclaimer of Reliance

18.1	Each Principal Executive Investor confirms to the Bregal Investors and the Eagle Investor that, for the purpose of entering into the transactions contemplated by this Deed:

18.1.1	he has entered into such transactions entirely on the basis of his own assessment of the risks and effect thereof;

18.1.2	save as expressly set out in this Deed he is owed no duty of care or other obligation by any of the Bregal Investors or the Eagle Investor in respect thereof; and

18.1.3	insofar as he is owed any such duty or obligation as referred to in Clause 18.1.2 (whether in contract, tort or otherwise) (save as expressly set out in this Deed) by any of the Bregal Investors or the Eagle Investor he hereby waives, to the extent permitted by law, any rights which he may have in respect of such duty or obligations.

19	Variation

19.1	No amendment, change or addition to this Deed at any time after Completion shall be effective or binding on any party (except for any amendment, change or addition having effect with respect to any person entering into a deed of adherence as referred to in Clause 12.2) unless reduced to writing and executed by or on behalf of the Company, the Bregal Investors, the Eagle Investor, the holders of (between them) at least seventy five per cent. (75%) of the issued “C” Ordinary Shares held for the time being by the Principal Executive Investors and (if for the time being the Principal Executive Investors hold any “D” Shares) the holders of (between them) at least seventy five per cent. (75%) of the issued “D” Shares held for the time being by the Principal Executive Investors, in which event such change shall be binding against all of the parties hereto provided that if such change would impose any new obligations on a party or increase any existing obligation, the consent of the affected party to such change shall be specifically required.

19.2	The provisions of Clauses 2 and 3 and the defined terms used in them may not be amended, varied or waived without the written consent of each of KBW and Aon Benfield Securities in their capacity as joint financial advisers to the Company and AmalgCo in connection with the Acquisition. KBW and Aon Benfield Securities shall have the right to enforce this Clause 19.2 pursuant to the Contracts (Rights of Third Parties) Act 1999.

19.3	The restrictions on waiver or variation without the consent of each of KBW and Aon Benfield Securities contained in Clause 19.2 and the right of KBW and Aon Benfield Securities to enforce the provisions of Clause 19.2 shall be limited in their application to the matters described in that Clause and (save in respect of the matters requiring such consent) shall not otherwise affect or prejudice the rights of the parties to this Deed to amend, change or add to this Deed pursuant to Clause 19.1.

19.4	The Company undertakes to the Bregal Investors not to agree to the variation or termination of the MTA without their written consent.

20	Entire Agreement

20.1	The agreements in this Deed and the MTA constitute the whole agreements between the parties in relation to the subject matter covered and supersede any previous agreement between the parties in relation to such matters which shall cease to have any further effect. It is agreed that:

20.1.1	no party has entered into this Deed or the MTA in reliance upon any statement, representation, warranty or undertaking which is not set out in this Deed or the MTA;

20.1.2	in the absence of fraud, no party will have any right of action or remedy in respect of any statement, representation, warranty or undertaking which is not set out in this Deed or the MTA;

20.1.3	this Clause shall not operate to exclude or limit any liability for fraudulent misrepresentation; and

20.1.4	no party shall have the right to rescind or terminate the agreement in this Deed either for breach of contract or for negligent or innocent misrepresentation or otherwise.

20.2	The Eagle Investor and the Bregal Fund III Investor acknowledge that damages might not be an adequate remedy for any breach of their respective obligations under Clause 3 and each of them agrees that the Company shall be entitled without proof of special damage to seek an order for specific performance or other equitable relief in respect of any actual or threatened breach of such obligations.

20.3	The Company, the Eagle Investor, the Bregal Investors and the Principal Executive Investors acknowledge that damages might not be an adequate remedy for any breach of their respective obligations in relation to Clauses 3, 8.1, 8.2, 8.6 and 15.1 and each of them agrees that the Eagle Investor and/or the Bregal Investors (or any of them) shall be entitled without proof of special damage to seek an order for specific performance or other equitable relief (including, without limitation, injunctive relief) in respect of any actual or threatened breach of such obligations.

21	Notices

21.1	All notices, requests, demands, waivers and other communications required or permitted to be given or made under or in connection with this Deed shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally (ii) sent by registered post with postage prepaid (iii) sent by next-Business Day or overnight mail or delivery or (iv) sent by facsimile or email with receipt confirmed (followed by delivery of an original via next-Business Day or overnight mail or delivery), as follows (or at such other address for a party as shall be specified by like notice):

21.1.1	if to the Eagle Investor –

Tower Group, Inc.

120 Broadway, 31st Floor, New York, NY 10271 USA

Telephone: (212) 655-2000

Attention: General Counsel

Email: eorol@twgrp.com

with a copy (which will not constitute notice) to:

Willkie, Farr & Gallagher LLP, City Point, 1 Ropemaker Street, London

EC2Y 9NT and 787 Seventh Avenue, New York, N.Y. 10019-6099

Telephone: (212) 728-8000 / 0207 153 1210

Attention: John M. Schwolsky and Joseph D. Ferraro

Email: jschwolsky@willkie.com / jferraro@willkie.com

21.1.2	if to any of the Bregal Investors –

Bregal Capital LLP

Michelin House, 81 Fulham Road, London SW3 6RD

Telephone: +44 207 591 4200

Attention: Adam Barron

Email: adambarron@bregalcapital.com

with a copy (which will not constitute notice) to:

Bregal Capital LLP

Michelin House, 81 Fulham Road, London SW3 6RD

Telephone: +44 207 591 4200

Attention: Nico Marx

Email: nico@bregalcapital.com

21.1.3	if to a Principal Executive Investor, at the address of that individual shown in Schedule 3;

21.1.4	if to the Company –

Canopius Group Limited c/o Ogier Corporate Services (Guernsey) Limited

Ogier House, St Julian’s Avenue, St Peter Port, Guernsey GY1 1WA, Channel Islands

Telephone: +44(0) 1481 721672

Attention: Ian Ross/Marcus Leese

Email: Ian.Ross@ogier.com and/or

CanopiusGroupLimited@ogier.com

with a copy (which will not constitute notice) to:

Canopius Holdings UK Limited

Gallery 9, One Lime Street, London EC3M 7HA

Telephone: +44 207 337 3700

Attention: Legal Counsel & Deputy Secretary

Email: Paul.Donovan@canopius.com

21.2	All such notices, requests, demands, waivers and other communications will be deemed to have been received:

21.2.1	on the day of receipt, where any hand delivered letter is received on any Business Day before or during normal working hours;

21.2.2	if by registered post with postage prepaid, on the fifth Business Day after the posting thereof;

21.2.3	if by next-Business Day or overnight mail or delivery, on the day delivered; or

21.2.4	if by email prior to 5:00 p.m. at the place of receipt, on the day on which such email was sent, provided that a copy is also sent by next-Business Day or overnight mail or delivery.

22	Applicable law and jurisdiction

22.1	Subject only to Clause 22.2, this Deed is governed by and is to be construed in accordance with the laws of England and the parties hereby agree to submit to the exclusive jurisdiction of the English courts.

22.2	Notwithstanding the provisions of Clause 22.1, each of the parties to this Deed hereby agrees that the liability of the partners in any of the parties which is constituted as a partnership shall be regulated in accordance with the law of the jurisdiction in which the partnership is registered.

IN WITNESS WHEREOF this document has been executed as a deed and is delivered and takes effect at the date written at the beginning of it

Signed as a Deed on behalf of	)
Tower Group, Inc., a company	)
incorporated in the State of	)
Delaware, USA	)

by:	/s/ Michael H. Lee

being a person who, in accordance with the laws of that territory, is acting under the authority of that company

Executed as a Deed by	)
The Bregal Fund L.P.	)
acting by its manager,	)
Bregal Capital LLP, acting by an	)
authorised signatory	)
in the presence of:	)

/s/ Adam Barron
Authorised signatory

/s/ Michael Watson
Signature of Witness

Michael Watson
Name of Witness

20 Seymour Road
Address of Witness

London SW 18 5JA

Insurance Chairman
Occupation of Witness

Executed as a Deed by	)
The Bregal Affiliates Fund L.P.	)
acting by its manager,	)
Bregal Capital LLP, acting by an	)
authorised signatory	)
in the presence of:	)

/s/ Adam Barron
Authorised signatory

/s/ Michael Watson
Signature of Witness

Michael Watson
Name of Witness

20 Seymour Road
Address of Witness

London SW 18 5JA

Insurance Chairman
Occupation of Witness

Executed as a Deed by	)
The Bregal Institutional	)
Affiliates Fund L.P.	)
acting by its manager,	)
Bregal Capital LLP, acting by an	)
authorised signatory	)
in the presence of:	)

/s/ Adam Barron
Authorised signatory

/s/ Adam Barron
Signature of Witness

Michael Watson
Name of Witness

20 Seymour Road
Address of Witness

London SW 18 5JA

Insurance Chairman
Occupation of Witness

Executed as a Deed by	)
The Bregal Fund II L.P.	)
acting by its manager,	)
Bregal Capital LLP, acting by an	)
authorised signatory	)
in the presence of:	)

/s/ Adam Barron
Authorised signatory

/s/ Michael Watson
Signature of Witness

Michael Watson
Name of Witness

20 Seymour Road
Address of Witness

London SW 18 5JA

Insurance Chairman
Occupation of Witness

Executed as a Deed by	)
The Bregal Affiliates Fund II L.P.	)
acting by its manager,	)
Bregal Capital LLP, acting by an	)
authorised signatory	)
in the presence of:	)

/s/ Adam Barron
Authorised signatory

/s/ Michael Watson
Signature of Witness

Michael Watson
Name of Witness

20 Seymour Road
Address of Witness

London SW 18 5JA

Insurance Chairman
Occupation of Witness

Executed as a Deed by	)
The Bregal Institutional	)
Affiliates Fund II L.P.	)
acting by its manager,	)
Bregal Capital LLP, acting by an	)
authorised signatory	)
in the presence of:	)

/s/ Adam Barron
Authorised signatory

/s/ Michael Watson
Signature of Witness

Michael Watson
Name of Witness

20 Seymour Road
Address of Witness

London SW 18 5JA

Insurance Chairman
Occupation of Witness

Executed as a Deed by	)
The Bregal Fund III L.P.	)
acting by its manager,	)
Bregal Capital LLP, acting by an	)
authorised signatory	)
in the presence of:	)

/s/ Adam Barron
Authorised signatory

/s/ Michael Watson
Signature of Witness

Michael Watson
Name of Witness

20 Seymour Road
Address of Witness

London SW 18 5JA

Insurance Chairman
Occupation of Witness

Signed as a Deed by	)
Michael Watson	)
in the presence of:	)

/s/ Michael Watson
Signature of Witness

Paul Donovan
Name of Witness

Gallery 9, One Lime Street
Address of Witness

London EC3M 7HL

Lawyer
Occupation of Witness

Signed as a Deed by	)
James Giordano	)
in the presence of:	)

/s/ James Giordano
Signature of Witness

Susan J. Patschak
Name of Witness

4 Skyline Drive
Address of Witness

Smiths FL08 Bermuda

CEO, Canopius Bermuda
Occupation of Witness

Signed as a Deed by	)
Robert Law	)
in the presence of:	)

/s/ Robert Law
Signature of Witness

Paul Donovan
Name of Witness

Gallery 9, One Lime Street
Address of Witness

London EC3M 7HL

Lawyer
Occupation of Witness

Signed as a Deed by	)
Stephen Manning	)
in the presence of:	)

/s/ Stephen Manning
Signature of Witness

Paul Donovan
Name of Witness

Gallery 9, One Lime Street
Address of Witness

London EC3M 7HL

Lawyer
Occupation of Witness

Signed as a Deed on behalf of	)
Canopius Group Limited, a	)
company incorporated in the Island	)
of Guernsey	)

by:	/s/ Roger Le Tissier

being a person who, in accordance with the laws of that territory, is acting under the authority of that company